UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

GALENFEHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(817) 945-6448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2018 Galenfeha entered into a Definitive Agreement to acquire Fleaux Solutions, LLC for a cash purchase of $1.00. A slide presentation that details of the operations of Fleaux Solutions, LLC can be found by following this link:

https://prezi.com/view/7P3RcS0t8Xeay8erb2UD/

Item 7.01 Regulation FD Disclosure

On January 29, 2018, Galenfeha’s President and CEO filed with the commission on Form 4, disclosing the sale of 3,000,000 shares of preferred Series B stock to an affiliate of Fleaux Solutions, LLC, and to an affiliate of Fleaux Services of Louisiana, LLC. These shares will be moved into the Series A preferred stock. Series A votes 1:1; converts back to common 1:1; is not subject to splits in order to facilitate mergers, acquisitions, or meeting the requirements of a listed exchange; and cannot be converted back to common for resale in the open market until a 30 day VWAP of $3.50 per share has been met in Galenfeha’s public trading market. All future sales of company securities by affiliates will adhere to rules and regulations of the Commission.

Exhibit Table:

Exhibit 99.1	Fleaux Solutions, LLC Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018

GALENFEHA, INC.

/s/ James Ketner
James Ketner
President/CEO